                                                                     EXHIBIT 11


                  TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                (Amounts in Thousands, Except Per Share Amount)

                                                                            Reorganized
                                                                              Company
                                                                          ---------------
                                                                            Year Ended
                                                                            December 31,
                                                                                1996
                                                                          ---------------
Adjustment to Net Income (loss)
Loss before extraordinary items...........................                  $ (275,027)
Preferred stock dividend requirements.....................                     (16,658)
Special dividend requirement relating to redemption
  of 12% Preferred Stock..................................                     (19,991)
                                                                            ------------
Loss before extraordinary items applicable to common
  stock for primary calculation...........................                    (311,676)
Extraordinary item........................................                      (9,788)
                                                                            ------------
Net loss applicable to common stock for primary
  calculation.............................................                    (321,464)
Fully diluted adjustment - dividend requirements on
  8% Preferred Stock assumed to be converted..............                      11,994
                                                                            ------------
Net loss applicable to common stock for
  fully diluted calculation...............................                  $ (309,470)
                                                                            ============
Adjustments to Outstanding Shares
  Average number of shares of common stock (1)............                      44,189
  Primary Adjustments
    Incremental shares associated with the assumed
      exercise of options and warrants (2)................                       1,121
                                                                            ------------
  Total average number of common and common equivalent
    shares used for primary calculation...................                      45,310
                                                                            ============
  Average number of shares of common stock (1)............                      44,189
  Fully Diluted Adjustments
  Incremental shares associated with the assumed
    exercise of options and warrants (2)..................                       1,121
    Common shares assumed to be issued upon
      conversion of 8% Preferred Stock....................                       7,408
                                                                            ------------
  Total average number of common and common equivalent
    shares for fully diluted calculation..................                      52,718
                                                                            ============
Per share amounts:
  Loss before extraordinary item and special
    preferred dividend
     Average number of shares of Common Stock.............                       (6.60)
     Primary (3)..........................................                       (6.44)
     Fully diluted (3)....................................                       (5.31)
  Net loss
     Average number of shares of Common Stock.............                       (7.27)
     Primary (3)..........................................                       (7.09)
     Fully diluted (3)....................................                       (5.87)

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(1)   Includes 5,681 shares of Employee Preferred Stock which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

(2) Pursuant to an employee stock incentive plan (ESIP or the Plan), the Company is required to distribute additional shares of common stock and Employee Preferred Stock as a result of the distribution of additional shares following the effective date of the "95 Reorganization. No shares have as yet been distributed to employees under this provision and discussions are being held with union representatives to determine the appropriate number of shares to be distributed. The Company believes that, based on these discussions, no more than 950,000 additional shares will be distributed. Additionally, the ESIP provides that, beginning in 1997, employees may significantly increase their ownership, through grants or purchases, as set forth in the Plan. The earnings (loss) per share computations do not give any affect to the potential issuance of these shares.

(3) As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% Preferred Stock are antidilutive, these amounts are not presented in the accompanying condensed statements of consolidated operations.